Exhibit 10.12

            CONFIDENTIAL SETTLEMENT AGREEMENT AND COVENANT NOT TO SUE

     This Settlement Agreement ("Agreement") is effective this 25th day of August, 1998 and is entered into by and between Hasstech, Inc., having a place of business at 6985 Flanders Drive, San Diego, California 92121 (hereinafter "Hasstech"), and Intelligent Controls, Inc., having a place of business at 74 Industrial Park Road, Saco, Maine 04072 (hereinafter "INCON").

     Hasstech and INCON (collectively the "Parties") intend that this Agreement shall be the full and final settlement of all claims described herein. In mutual consideration of such settlement and release of all claims relating to all the matters in the below referenced case, the Parties agree as follows:

I.       BACKGROUND

         1. This dispute involves Hasstech's U.S. Patent No. 5,072,621 entitled PIPELINE LEAK DETECTOR APPARATUS AND METHOD (hereafter the "621 Patent"). On October 24, 1997, Hasstech commenced a civil action against INCON in the United States District Court for the Southern District of California, Civil Action No. 97 CV 1916B (hereinafter "the Action"), in which Hasstech sought an injunction and damages for willful infringement of the "621 Patent" by INCON's manufacture, use, offer for sale and sale of its TS-LLD Electronic Line Leak Detector products.

         2. In its Answer to the Complaint in the Action, INCON counterclaimed for a declaratory judgment of non-infringement and invalidity of the "621 Patent".

         3. The Parties are desirous of resolving the Action at this time, and to thereby avoid the expenditure of additional time, effort and money required in protracted litigation.

II.      SETTLEMENT PROVISIONS

         4. INCON represents and warrants that all of its electronic line leak detector products are sold under the TS-LLD designation, and the parties agree that the TS-LLD products are the only INCON products at issue in the present litigation. As used herein, "INCON Products" will mean the existing TS-LLD electronic line leak detectors which are the subject of the Action, and nay modifications, improvements of future versions of such products, whether sold under the TS-LLD designation or any other designation.

         5. For the purposes of this Agreement, an "OEM" shall mean any entity which integrates line leak detectors into a dispensing, tank monitoring, and/or line monitoring assembly for sale as a remote detector system, whether private labeled or not. For clarity, but not intended to provide an exclusive listing of all OEM's, the term OEM shall include EBW, Environ, PetroVend, AZI, FE Petro and Red Jacket. Hasstech represents and warrants that it is not aware of any current INCON customers or distributors that would fall under the OEM definition or which would be considered an OEM customer hereunder.

         6. As part of the consideration hereunder, INCON shall pay to Hasstech the total sum of One Hundred Thousand Dollars ($1000,000.00), with Fifty Thousand Dollars ($50,000.00) of that total being due immediately upon execution of this Agreement, and the remaining of Fifty Thousand Dollars ($50,000.00) due on or before February 15, 1999 (the "Second Installment"). All such payments to be made to Hasstech, Inc., by certified check, direct wire transfer, or as otherwise agreed by the Parties.

         In order to provide additional security to Hasstech for the timely payment of the Second Installment, and presuming there has been no breach of any material obligation of this Agreement by Hasstech, INCON hereby separately promises that the Stipulation of Dismissal submitted by the parties and Ordered by the Court herein shall include the stipulated authority of the Court, and particularly Magistrate Judge Stiven, to impose penalties and interest for non-payment of late payment thereof.

         7. INCON further agrees that, for a period of two years from the date of its execution of this Agreement, it shall not solicit sales or otherwise make sales of INCON Products, directly or indirectly through any subsidiary, affiliated or other entity over whom INCON has control or in which INCON has any ownership interest or profit sharing arrangement, to Hasstech's current Original Equipment Manufacturer (OEM) customer AZI.

         8. INCON further agrees that if it sells, directly or indirectly as described in Paragraph 7, INCON Products to any OEM customer prior to the earlier of June 25, 2010 or the expiration date of the "621 Patent", it will pay to Hasstech additional sums equal to Three Percent (3%) of net sales of any and all such INCON Products sold to such OEM customers as further compensation hereunder. Net sales shall be calculated on the basis of only the electronic line leak detector component of any such INCON Products, and shall be apportioned when necessary so as not to include any ancillary system components. In order for the parties to police this provision, INCON agrees to report in writing to Hasstech on each anniversary of the Agreement if it has sold no INCON Products to OEM accounts, and will provide quarterly written reports and payments within 30 days of the end of each calendar quarter in which any INCON Product has been sold directly or indirectly to an OEM account. Hasstech shall have the right to audit, at Hasstech's own expense, via independent auditors subject to confidentiality and nondisclosure agreements, INCON's records should it have a reasonable concern that payments are due under this section and/or that payments or records provided by INCON are incomplete, inaccurate or missing. Any such audit shall be conducted during normal business hours and no more than once annually unless Hasstech provides evidence of problematic payments which justify additional auditing.

         9. It is agreed that INCON's obligation to pay additional fees under Paragraph 8 hereof shall cease if a final determination of invalidity or unenforceability of the "621 Patent" is rendered and no appeal is made or no further appeal can be made from such decision, although there will be no refund or any payments already made or payable hereunder prior to that time.

         10. During the Term of this Agreement, INCON agrees not to contest or otherwise challenge the existence, validity, enforceability or scope of the "621 Patent" including specifically taking part in any reexamination, or assisting others in doing so in any way or in any forum, except as required under the law and upon prior notice to Hasstech. Notwithstanding the foregoing, INCON shall have the right to challenge the existence, validity, enforceability, or scope of the "621 Patent" as a defense to any charge of infringement under that patent or in connection with any dispute that might arise under the patent as to products other than the INCON Products.

         11. As consideration hereunder, Hasstech grants to INCON a covenant not to sue under the "621 Patent" with the respect to the INCON Products, INCON, and/or its customers, insurers or successors in interest, officers, directors, employees, and/or agents thereof, for making, using, offering for sale, and/or selling and for having made, used, sold, and/or offered for sale, any invention described or claimed in the "621 Patent".

         12. This Agreement, including the covenant not to sue with respect to the INCON Products, is not transferrable by INCON except to a successor of the business or assets to which the INCON Products pertain. INCON agrees to notify Hasstech of any such sale of the business, and to insure that any purchaser specifically agrees to be bound by all of the obligations and provisions hereof. It is also understood that no such sale shall operate to expand the scope of the covenant not to sue, and that such covenant shall in no circumstances extend to or cover any third party products.

         13. The parties agree that upon execution of this Agreement, payment as provided for in paragraph 6 hereof, they will execute and file the attached Stipulation of Dismissal with Prejudice to resolve the Action.

         14. Hasstech hereby represents and warrants that it has the exclusive right to grant the present covenant not to sue under the "621 Patent, and that it controls all rights to bring suit for any and all infringements of the "621 Patent" which have occurred since the issue date of the "621 Patent" or which may occur at any time. Hasstech further represents and warrants that it has not transferred or assigned and will not, except as part of the sale of the business or assets which pertain to its rights under the "621 Patent", transfer or assign any claim whatsoever against INCON and/or its customer, insurers or successors in interest including officers, directors, employees, and agents thereof in regard to the "621 Patent". Hasstech agrees to notify INCON of any such sale of the business, and to insure that nay purchaser specifically agrees to be bound by all of the obligations and provisions hereof. Hasstech further represents and warrants that it neither owns nor has rights under any patents or patent applications worldwide, other than the "621 Patent", that would be infringed by the TS-LLD Electronic Line Leak Detectors.

         15. The obligations, terms and provisions of this Agreement shall be maintained as CONFIDENTIAL by the parties, and no public announcements or other discussions or descriptions of this arrangement shall be made other than reference to the Stipulated Dismissal and/or a statement that "the parties have amicably resolved the dispute in the form of a confidential settlement arrangement, terms of which cannot be discussed". Should either party have a legal need to issue any additional statement concerning this matter (including, for example, annual reports or other SEC filings and any press releases related to such filings), it is agreed that the exact text and particulars of the disclosure will be provided to the other party in advance.

         16. Nothing in this Agreement shall be construed as either an admission by INCON of any liability, or as an admission by INCON of infringement, or as an admission by INCON that any allegation of any pleading by Hasstech in the Action is true. It is specifically understood by the Parties that the payment of consideration herein does not constitute an admission of any wrongdoing by INCON and/or its customers or insurers, including officers, directors, employees and agents thereof. Similarly, nothing in this Agreement shall be construed as either an admission by Hasstech of no liability of INCON, or as an admission by Hasstech of noninfringement, or as an admission by Hasstech that any allegation of any pleading by INCON in the Action is true.

         17. The Parties hereby completely release and forever discharge each other and their respective officers, directors, agents, employees, attorney, insurers, successors, and assigns, from all claims, rights, demands, actions, obligations, liabilities and cause of action of any and every kind, nature or character, known or unknown, that they may now have or have ever had arising form, or in any way related to, the Action or any fact, transaction event, occurrence, act, failure to act, omission, misrepresentation, or other matter alleged, referenced underlying, or that could or might have been alleged in the Action or that arises out of settlement of the Action from the beginning of time to and including the effective date hereof.

         18. The preceding section is a full and final release covering all known as well as unknown and unanticipated injuries, debts, claims or damages for events, transactions or occurrences prior to the date of this Settlement Agreement that arose from or are in any way related to the Action. With respect to unknown claims related to the Action, the Parties expressly waive any and all rights or benefits they may now have, or in the future may have, under any law relating to the release of unknown claims, including without limitation Section 1542 of the California Civil Code, which provides:

                A general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         19. All notices shall be sent to the Parties at the addresses first written above. If sent to Hasstech, attention Mr. Jonathan Young, or other agent of Hasstech as he shall so appoint; if to INCON, attention to Mr. Roger Brooks, or other agent of INCON as he shall so appoint.

         20. This agreement shall be governed by and interpreted in accordance with the laws of the State of California.

         21. This Agreement represents the complete and entire agreement and understanding of the Parties, and there are no other agreements, warranties, inducements, promises, obligations, representations or understandings, oral or otherwise, relating to the subject matter hereof. This Agreement cannot be modified or otherwise changed except by further written agreement of the Parties.

         22. The Parties agree that the representation and warranties made by them in this Agreement shall be true as to the date of execution of the Agreement with the same effect as tough made on such date.

         23. Each Party shall bear its own costs and attorneys' fees in this matter.

         24. This Agreement may be executed with one or more separate counterparts and by mail or facsimile, each of which when so executed, shall together constitute and be one and the same instrument.

         The undersigned warrant that they have full authority to enter into this Agreement and by their signatures bind the party on whose behalf they have signed and its respective successors and assigns to the terms of this Agreement.

         IN WITNESS WHEREOF, The Parties hereto intending to be bound hereby cause this Agreement to be duly executed by their duly appointed officers on the dates set forth below.

Intelligent Controls, Inc.                      Hasstech, Inc.

By: /s/ ROGER E. BROOKS                         By: /s/ JONATHAN YOUNG
   ----------------------------                     ----------------------------
        Roger E. Brooks                                 Jonathan Young


Title: President & CEO                          Title: President
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Date:   9/3/98                                  Date:  August 31, 1998
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